Exhibit 99.1
FOR IMMEDIATE RELEASE
CLEARWIRE AND GOOGLE COLLABORATE TO OFFER SEARCH AND COMMUNICATIONS TOOLS
KIRKLAND, Wash. – Jan. 15, 2008 — Wireless broadband pioneer Clearwire Corporation (NASDAQ: CLWR) today announced it is teaming up with Google (NASDAQ: GOOG) to deliver the company’s popular Google Apps™ communication suite to Clearwire customers.  Clearwire will begin migrating its current customers to Gmail™ and Google Calendar™ in the first half of this year. In addition, Clearwire customers will also have access to Google Talk™.
“Clearwire is excited to launch our relationship with Google to further our commitment to deliver all the Internet has to offer to a person rather than a place.  Both companies are built on the foundation of providing a simple to use, rich and open Internet experience and we believe the addition of these communications tools will be a tremendous benefit to Clearwire’s customers”, said Scott Richardson Clearwire’s chief strategy officer.  “We look forward to expanding our working relationship with Google further enhancing our customer’s access to the Internet – anytime and anywhere.”
In addition to Gmail, Google Calendar, and Google Talk, Clearwire will use AdSense for Search™ to provide Google search capabilities on future Clearwire portal applications.
“We’re pleased to work with Clearwire to offer its high-speed wireless broadband customers access to our leading search and communications tools,” said Dave Girouard, vice president and general manager Google Enterprise.  “Our companies share a vision of giving consumers innovative choices that will the change the way they interact with each other.”
Clearwire is building and operating one of the world’s most capable wireless broadband networks. The company is building from the ground up a single network that bridges the gap between today’s wire line and wireless networks by delivering a true broadband experience to a person rather than a place.  By collaborating with world-class companies like Google that are committed to innovation, Clearwire and its customers will enjoy all that the Internet has to offer at home as well as in a mobile environment within the Clearwire coverage area.
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About Clearwire
Clearwire, founded in October 2003 by telecom pioneer Craig O. McCaw, is a provider of simple, fast, portable and reliable wireless high-speed Internet service. Clearwire customers connect to the Internet using licensed spectrum, thus eliminating the confines of traditional cable or phone lines.  Headquartered in Kirkland, Wash., the company launched its first market in August 2004 and now offers service in 16 states across the U.S. as well as in Europe and Mexico. For more information, visit www.clearwire.com.
About Google
Google’s innovative search technologies connect millions of people around the world with information every day. Founded in 1998 by Stanford Ph.D. students Larry Page and Sergey Brin, Google today is a top Web property in all major global markets. Google’s targeted advertising program provides businesses of all sizes with measurable results, while enhancing the overall Web experience for users. Google is headquartered in Silicon Valley with offices throughout the Americas, Europe and Asia. For more information, visit www.google.com.
Google, Google Apps, Gmail, Google Calendar, Google Talk and AdSense for Search are trademarks of Google Inc. in the United States and/or other countries. Other trademarks are the property of their respective owners.
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Forward Looking Statements
This release contains forward-looking statements which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. The forward-looking statements include the anticipated migration of Clearwire’s customers to Gmail, Google Calendar and other communications tools as well as Clearwire’s anticipated use of AdSense for Search on future portal applications.  Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s and Google’s control, which could cause actual results to differ materially from such statements. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen technical challenges and economic factors, as well as those risks and uncertainties included in each of Clearwire’s and Google’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and elsewhere in each of Clearwire’s and Google’s most-recently filed Form 10-Q. Clearwire and Google do not  assume any obligation to update or supplement such forward-looking statements.
Contacts:
Helen Chung
Clearwire
425-216-4551
helen.chung@clearwire.com
Andrew Kovacs
Google
650-253-8899
akovacs@google.com